UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2018

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 26, 2018, Mr. David B. Johnston, Executive Vice President of ImmunoGen, Inc. (also referred to as “we,” “our,” and “ImmunoGen”), stepped down as our principal financial officer, effective immediately.  Mr. Mark J. Enyedy, President and Chief Executive Officer, has assumed the responsibilities of principal financial officer while we engage in a search for a permanent replacement for Mr. Johnston.

On November 26, 2019, our Board approved certain transition arrangements with Mr. Johnston, which are summarized as follows:

•                  Mr. Johnston will remain a full-time employee of ImmunoGen through December 31, 2018, at which time his employment will be terminated. In connection with such termination, Mr. Johnston would be eligible for benefits under our Severance Pay Plan for Vice Presidents and Higher (the “Severance Plan”). Mr. Johnston, however, has agreed to waive his rights under the Severance Plan in connection with entering into a consulting agreement with us as described below.

•                  We will enter into a consulting agreement pursuant to which, beginning on January 1, 2019, Mr. Johnston will provide consulting and advisory services to ImmunoGen for a period of up to 12 months. In consideration of these services, and Mr. Johnston’s waiver of his rights under the Severance Plan, we have agreed to pay Mr. Johnston a quarterly retainer in the amount of $104,532.50. If Mr. Johnston elects to continue medical insurance coverage in accordance with COBRA, we also will subsidize his COBRA premium at the same percentage as the health insurance premium subsidy provided to similarly situated active employees during the term of the consulting agreement. The foregoing compensation is analogous to that which Mr. Johnston would have been entitled to under the Severance Plan.

•                  Mr. Johnston will be eligible to receive his annual cash bonus for 2018, determined in accordance with our annual bonus program, if, as, and when bonuses are paid to employees who were similarly situated to him as of year-end. This payment is analogous to what Mr. Johnston would have been entitled to under the Severance Plan.

•                  The terms of certain fully vested incentive stock options (“ISOs”) held by Mr. Johnston covering an aggregate of 32,504 shares will be modified to provide that such options will remain exercisable and continue to vest during the term of the consulting agreement. The terms of certain fully vested stock options held by Mr. Johnston covering an aggregate of 340,000 shares (inclusive of the ISOs referenced above) will be modified to provide that such options will remain exercisable for a period of 12 months following the end of the consulting arranagement. Except as described above, the terms of Mr. Johnston’s equity awards will remain unchanged.

Information regarding Mr. Enyedy can be found under Item 3.1 Executive Officers of the Registrant in our Annual Report on Form 10-K for the year ended December 31, 2017, which is available on the SEC’s website (www.sec.gov).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d): The following exhibits are being filed herewith:

Exhibit No.	Exhibit

99.1	Press Release of ImmunoGen, Inc. dated November 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: November 26, 2018	/s/ Mark J. Enyedy

Mark J. Enyedy
President and Chief Executive Officer